Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Valerie Collado

Phone: (484) 885-9338

Fax: (484) 881-7402

Email: valerie_collado@vwr.com

VWR to Hold Fourth Quarter and Year End 2011 Financial Results Conference Call

RADNOR, PA, February 28, 2012 — VWR Funding, Inc., the parent company of VWR International, LLC, a leading global laboratory supply and distribution company, will hold a conference call on Tuesday, March 6, 2012, to discuss its fourth quarter and full year 2011 financial results.

Who:	John M. Ballbach, Chairman, President and CEO Gregory L. Cowan, Senior Vice President and CFO

When:	Tuesday, March 6, 2012 9:00 AM Eastern Time (ET)

How:

Interested parties may participate by dialing (760) 298-5093 or toll free at (877) 845-1003. A replay of the call will be available on Tuesday, March 6, 2012, at 12:00 PM ET through Tuesday, March 20, 2012, at midnight, by dialing (404) 537-3406 or toll free at (800) 585-8367, pass code for both replay numbers will be 48345702.

Information:	VWR Funding’s Annual Report on Form 10-K for the year ended December 31, 2011, will be filed on or before Tuesday, March 6, 2012, with the Securities and Exchange Commission.

About VWR International, LLC

VWR International, LLC, headquartered in Radnor, Pennsylvania, is a global laboratory supply and distribution company with worldwide sales in excess of $3.6 billion in 2010. VWR enables the advancement of the world’s most critical research through the distribution of a highly diversified product line to most of the world’s top pharmaceutical and biotech companies, as well as industrial, educational and governmental organizations. With 150 years of industry experience, VWR offers a well-established distribution network that reaches thousands of specialized labs and facilities spanning the globe. VWR has over 7,000 associates around the world working to streamline the way researchers across North America, Europe, and Asia stock and maintain their labs. In addition, VWR further supports its customers by providing onsite services, storeroom management, product procurement, supply chain systems integration and technical services.

For more information on VWR, phone (800) 932-5000, visit www.vwr.com, or write, VWR International, LLC, Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087.

VWR and design are registered trademarks of VWR International, LLC.

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